Exhibit 99.1
XERIS EXPECTS TO EXCEED FULL-YEAR 2024 FINANCIAL GUIDANCE

Full-year 2024 total revenue projected to be $203 million, exceeding previous guidance of $198-$202 million

Year-end 2024 cash position expected to be over $71 million, generating positive cash flow in the fourth quarter

Recorlev® net revenue Q4 2024 anticipated to increase by approximately $5 million or 28% sequentially

2024 financial results and 2025 outlook expected on March 6, 2025

CHICAGO, IL; January 10, 2025 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS) today announced it expects to generate total 2024 revenue of $203 million, which will exceed previously announced 2024 total revenue guidance of $198 million to $202 million. The Company also anticipates ending 2024 with over $71 million in cash, cash equivalents, and short-term investments, generating positive cash flow in the fourth quarter.

“We achieved another record quarter of exceptional total revenue growth with revenues expected to be $60 million for the fourth quarter and $203 million for the full year representing growth of 35% and 24%, respectively. These impressive results are driven by accelerating demand for Recorlev and continued strong Gvoke demand,” said John Shannon, CEO of Xeris. “Our focus remains on continuing to drive exceptional product revenue growth and advancing our robust pipeline - namely our Phase 3 ready, XP-8121 program. With our commercial engine leading the way and our strong balance sheet, we are well positioned for a transformational 2025.”

Other Fourth Quarter 2024 Updates
•Recorlev® achieved record number of new starts and referrals.
•Gvoke® ended the year with approximately 35% market share.
•Keveyis® maintained a similar number of patients on therapy as Q3 2024.
•Beta Bionics, Inc.: Xeris successfully formulated a unique XeriSol® formulation of glucagon for bi-hormonal pumps and pump systems. This triggered a milestone payment of $3 million in the fourth quarter.
•Amgen: Amgen chose to terminate its exclusive worldwide license agreement with Xeris following a broader company portfolio assessment. Their decision was not related to the performance of the XeriJect® formulation technology. The termination will not have a material impact on Xeris’ outlook.

About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc. including statements regarding the financial outlook for 2024, including quarterly product revenue, projections regarding year-end 2024 cash estimates and total revenue, company performance in 2025, the potential for growth of revenue, the market, demand and therapeutic potential of its products and product candidates, the potential utility of its formulation platforms, the advancement of its pipeline (including XP-8121), the impact of the termination of the Amgen license agreement on our outlook, the timing of the release of our financial results and outlook, and other statements containing the words “will,” “would,” “continue,” “expect,” “should,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, and its and collaborators’ ability to protect its intellectual property and proprietary technology. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including those other risk factors identified in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Xeris' Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (SEC), the contents of which are not incorporated by reference into, nor do they form part of, this communication. You are encouraged to read our filings with the SEC, available at www.sec.gov and www.xerispharma.com, for a discussion of these and other risks and uncertainties. Forward-looking statements in this communication are based on information available to us, as of the date of this communication and, while we believe our assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, we do not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com